[SUTHERLAND ASBILL & BRENNAN LLP]


                                            April 23, 2002


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:  Farm Bureau Life Variable Account
              (File No. 33-12789)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment Number 20 to the registration statement on Form S-6 for Farm Bureau Life Variable Account (File No. 33-12789). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:    /s/ STEPHEN E. ROTH
                                                ------------------------
                                                   Stephen E. Roth, Esq.